EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for its Fourth Quarter and Fiscal Year Ended September 30, 2012

•	Q4 revenue of $47.5 million, representing 15.6% sequential increase and in line with guidance

•	Operations related to impact from floods in Thailand fully restored

•	Revenue for the quarter ending December 31, 2012 expected to be $49 to $51 million

ALBUQUERQUE, New Mexico, December 6, 2012 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its fourth quarter and fiscal year ended September 30, 2012.

Quarterly Financial Results

Revenue:
Consolidated revenue for the fourth quarter ended September 30, 2012 was $47.5 million, which represents an 8.9% decrease compared to the prior year and a 15.6% increase compared to the immediate preceding quarter. On a segment basis, revenue for the Fiber Optics segment was $30.1 million, which represents a 2.7% decrease compared to the prior year and a 16.5% increase compared to the immediate preceding quarter. Revenue for the Photovoltaics segment was $17.4 million, which represents a 17.9% decrease compared to the prior year and a 14.2% increase compared to the immediate preceding quarter.

Gross Profit:
Consolidated gross profit was $4.6 million, which represents a 54.2% decrease compared to the prior year and a 4.8% increase compared to the immediate preceding quarter. Consolidated gross margin was 9.7%, which represents a decrease from the 19.2% gross margin reported in the prior year and a decrease from the 10.7% gross margin reported in the immediate preceding quarter. On a segment basis, Fiber Optics gross margin was 2.4%, which represents a decrease from the 18.0% gross margin reported in the prior year and a decrease from the 9.3% gross margin reported in the immediate preceding quarter. Photovoltaics gross margin was 22.2%, which represents an increase from the 21.0% gross margin reported in the prior year and an increase from the 13.0% gross margin reported in the immediate preceding quarter.

Operating loss:
The consolidated operating loss was $6.3 million, which represents an $8.1 million improvement in operating loss when compared to the prior year and a $2.5 million improvement in operating loss when compared to the immediate preceding quarter. The quarter-over-quarter variance was primarily due to the $4.0 million of insurance recoveries relating to the Thailand flood partially offset by higher severance-related costs from corporate restructuring.

Net loss:
The consolidated net loss was $6.6 million, which represents a $7.7 million improvement in net loss when compared to the prior year and a $2.5 million improvement in net loss when compared to the immediate preceding quarter. The consolidated net loss per share was $0.27 compared to $0.61 in the prior year and $0.38 in the immediate preceding quarter.

Non-GAAP Net Loss:
After excluding certain non-cash and other infrequent transactions as set forth in the attached non-GAAP table, our non-GAAP net loss for the fourth quarter ended September 30, 2012 was $6.6 million, which represents an additional loss of approximately $2.6 million from that reported for the prior year and a lower loss of approximately $0.9 million from the loss reported for the immediate preceding quarter. The consolidated non-GAAP net loss per share was $0.28, which represents an increase from the $0.17 loss per share reported in the prior year and an improvement from the $0.32 loss per share reported in the immediate preceding quarter.

Annual Financial Results

Revenue:
Consolidated revenue for fiscal 2012 was $163.8 million, which represents an 18.5% decrease compared to the prior year. On a segment basis, revenue for the Fiber Optics segment was $96.2 million, which represents a 23.5% decrease compared to the prior year primarily due to the Thailand flood in October 2011. Revenue for the Photovoltaics segment was $67.6 million, which represents a 10.2% decrease compared to the prior year primarily due to lower sales to an international customer.

Gross Profit:
Consolidated gross profit was $17.8 million, which represents a 58.3% decrease compared to the prior year. Consolidated gross margin was 10.9%, which represents a decrease from the 21.3% gross margin reported in the prior year. On a segment basis, Fiber Optics gross margin was 4.5%, which represents a decrease from the 18.5% gross margin reported in the prior year. Photovoltaics gross margin was 20.0%, which represents a decrease from the 26.0% gross margin reported in the prior year.

During fiscal 2012, lower fiber optics revenues due to the impact from the Thailand flood resulted in higher manufacturing overhead as a percentage of revenue. Manufacturing of certain fiber optics components was moved to Company-owned facilities in the U.S., which involved higher labor and other related costs. Instead of completely rebuilding all flood-damaged manufacturing lines, management decided to realign the Company's fiber optics product portfolio and focus on business areas with strong technology differentiation and growth opportunities. During the year ended September 30, 2012, management identified $1.6 million of inventory on order related to manufacturing product lines that were destroyed by the Thailand flood and will not be replaced. This expense was recorded within cost of revenues on our statement of operations and comprehensive loss. Photovoltaics gross margins declined when compared to prior periods primarily due to lower revenues with unfavorable product mix changes, as well as lower manufacturing yields on new products.

Operating loss:
The consolidated operating loss was $35.6 million, which represents a $3.1 million increase in operating loss when compared to the prior year.

Net loss:
The consolidated net loss was $39.2 million, which represents a $5.0 million increase in net loss when compared to the prior year. The consolidated net loss per share was $1.66, which represents a $0.12 increase in net loss per share when compared to the prior year.

Non-GAAP Net Loss:
After excluding certain non-cash and other infrequent transactions as set forth in the attached non-GAAP table, our non-GAAP net loss for the fiscal year ended September 30, 2012 was $27.0 million, which represents an additional loss of approximately $10.8 million when compared to the prior year. The consolidated non-GAAP net loss per share was $1.15, which represents an increase from the $0.73 loss per share reported in the prior year.

Order Backlog
As of September 30, 2012, order backlog for our Photovoltaics segment totaled $43.3 million, which represents a 6.3% decrease from $46.2 million reported as of June 30, 2012. The order backlog as of September 30, 2012 and June 30, 2012 included $1.9 million and $5.1 million, respectively, of terrestrial solar cell orders from our Suncore joint venture. Order backlog is defined as purchase orders or supply agreements accepted by us with expected product delivery and/or services to be performed within the next twelve months. Product sales from our Fiber Optics segment are made pursuant to purchase orders, often with short lead times, and revenue from this segment is still limited by the rebuilding of our production capacity.

Business Outlook
On a consolidated basis, we expect revenue for our first quarter ended December 31, 2012 to be in the range of $49 to $51 million, which includes revenue from our joint venture Suncore that was previously deferred.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to register and download any necessary software. A webcast will be available for replay beginning December 6, 2012 following the conclusion of the call on the Company's website.

Conferences
Management will present at the 2013 Needham Conference in New York City on Thursday, January 17 at 10:00 a.m. ET.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for space power applications including high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measure
We provide a non-GAAP adjusted operating loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance. This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that the additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this measure internally to evaluate our operating performance and this measure is used for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of the non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Such forward-looking statements also include statements regarding the ability of our contract manufacturer to resume production, the expected impact of the flooding on our supply chain, and our ability to meet customer demand for our fiber optics products.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on the Company, our customers and our suppliers from the effects of the floods in Thailand; (b) the impact on the Company related to the asset sale transaction with SEI and Suncore; (c) delays and other difficulties in commercializing new products; (d) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; (f) uncertainties concerning the extent of our insurance recovery from damage to our contract manufacturer's facilities and the Company's and our contract manufacturer's equipment; restoration of operations and associated costs with such restoration related to flood-damaged facilities; uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; actions by competitors; and (g) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”) such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except loss per share)
(unaudited)

	For the Three Months Ended			Fiscal Year Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue	$47,488	$41,062	$52,123	$163,781	$200,928
Cost of revenue	42,891	36,677	40,090	145,955	158,165
Gross profit	4,597	4,385	10,033	17,826	42,763
Operating expense (income):
Selling, general, and administrative	10,258	8,758	8,281	34,861	35,582
Research and development	4,581	4,996	8,129	22,338	32,853
Impairment	—	1,425	8,000	1,425	8,000
Litigation settlements, net	—	1,050	(20)	1,050	(1,145)
Flood-related loss (recovery)	—	(293)	—	5,519	—
Flood-related insurance proceeds	(4,000)	—	—	(9,000)	—
Loss (Gain) on sale of assets	51	(2,793)	—	(2,742)	—
Total operating expense	10,890	13,143	24,390	53,451	75,290
Operating loss	(6,293)	(8,758)	(14,357)	(35,625)	(32,527)
Other income (expense):
Interest expense, net	(281)	(146)	(120)	(677)	(640)
Foreign exchange gain (loss)	(15)	(196)	(304)	45	735
Loss from equity method investment	—	—	(996)	(1,201)	(1,842)
Change in fair value of financial instruments	21	61	1,487	(69)	70
Other expense	—	—	—	—	(15)
Total other income (expense)	(275)	(281)	67	(1,902)	(1,692)
Loss before income tax expense	(6,568)	(9,039)	(14,290)	(37,527)	(34,219)
Foreign income tax expense on capital distributions	—	—	—	(1,644)	—
Net loss	$(6,568)	$(9,039)	$(14,290)	$(39,171)	$(34,219)
Per share data:
Net loss per basic and diluted share	$(0.27)	$(0.38)	$(0.61)	$(1.66)	$(1.54)
Weighted-average number of basic and diluted shares outstanding	23,892	23,686	23,326	23,559	22,228

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$9,047	$15,598
Restricted cash	82	544
Accounts receivable, net	36,939	34,875
Inventory	35,192	33,166
Prepaid expenses and other current assets	14,146	7,168
Total current assets	95,406	91,351
Property, plant, and equipment, net	47,896	46,786
Goodwill	20,384	20,384
Other intangible assets, net	3,428	5,866
Equity method investment	—	2,374
Other non-current assets, net	2,752	3,537
Total assets	$169,866	$170,298
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$19,316	$17,557
Accounts payable	38,814	26,581
Warrant liability	670	601
Accrued expenses and other current liabilities	32,635	22,319
Total current liabilities	91,435	67,058
Asset retirement obligations	5,004	4,800
Deferred gain associated with sale of assets	3,400	—
Other long-term liabilities	1,004	4
Total liabilities	100,843	71,862
Shareholders’ equity:
Common stock	722,345	713,063
Treasury stock	(2,071)	(2,083)
Accumulated other comprehensive income	1,376	912
Accumulated deficit	(652,627)	(613,456)
Total shareholders’ equity	69,023	98,436
Total liabilities and shareholders’ equity	$169,866	$170,298

We have provided a reconciliation of our non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
Non-GAAP Net Loss
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			Fiscal Year Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net Loss - US GAAP	$(6,568)	$(9,039)	$(14,290)	$(39,171)	$(34,219)
Adjustments:
Amortization expense	317	383	695	1,645	2,678
Stock-based compensation expense	1,760	1,275	1,856	7,756	7,428
Asset retirement obligations - accretion expense	53	51	—	225	—
Specific severance charges	1,090	—	—	1,090	—
Impairment	—	1,425	8,000	1,425	8,000
Litigation settlements, net	—	1,050	(20)	1,050	(1,145)
Flood-related loss (recovery)	—	(293)	—	5,519	—
Flood-related insurance proceeds	(4,000)	—	—	(9,000)	—
Loss (Gain) on sale of assets	51	(2,793)	—	(2,742)	—
Losses on inventory purchase commitments	723	278	—	2,344	—
Foreign exchange gain (loss)	16	196	304	(45)	(735)
Loss from equity method investment	—	—	996	1,201	1,842
Change in fair value of financial instruments	(21)	(61)	(1,487)	69	(70)
Foreign income tax expense on capital distributions	—	—	—	1,644	—
Total adjustments	(11)	1,511	10,344	12,181	17,998
Net Loss - Non-GAAP	$(6,579)	$(7,528)	$(3,946)	$(26,990)	$(16,221)
Net loss - GAAP per basic and diluted share	$(0.27)	$(0.38)	$(0.61)	$(1.66)	$(1.54)
Net loss - Non-GAAP per basic and diluted share	$(0.28)	$(0.32)	$(0.17)	$(1.15)	$(0.73)
Weighted average number of basic and diluted shares outstanding	23,892	23,686	23,326	23,559	22,228

EMCORE Corporation
Stock-based Compensation Expense
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			Fiscal Year Ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Cost of revenue	$278	$220	$345	$1,566	$1,412
Selling, general, and administrative	935	708	1,029	3,889	3,927
Research and development	547	347	482	2,301	2,089
Total stock-based compensation expense	$1,760	$1,275	$1,856	$7,756	$7,428

Net effect on net loss per basic and diluted share	$(0.07)	$(0.05)	$(0.08)	$(0.33)	$(0.33)

Contact:
EMCORE Corporation
Mark Weinswig
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com